Exhibit 2.2
FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

    THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into effective as of this 2nd day of October, 2026 (the “Effective Date”), by and among Group 1 Automotive, Inc., a Delaware corporation, the Management Company, the Dealership Companies, the Real Estate Companies and the Collision Center Company (as all such terms are defined in Appendix 1 of the Purchase Agreement), and solely for the purposes set forth in Sections 11.06, 11.07 and 11.09, and Article XIII of the Purchase Agreement, Peter R. Hennessy, an individual resident of the State of Georgia (“Principal 1”), Mark W. Hennessy, an individual resident of the State of Georgia (“Principal 2”), and Stephen R. Hennessy, an individual resident of the State of Georgia (“Principal 3”).  The Management Company, the Dealership Companies, the Real Estate Companies, and the Collision Center Company are each a “Seller” and collectively, the “Sellers”.
RECITALS:

    WHEREAS, the Buyer and the Sellers entered into that certain Purchase and Sale Agreement dated July 30, 2026 (the “Purchase Agreement”);

WHEREAS, the parties desire to amend the Purchase Agreement to revise certain terms set forth therein, in accordance with the terms and conditions set forth in this Amendment.

AGREEMENT:

    NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Definition of “Dealerships”. The definition of “Dealerships” set forth in Appendix 1 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Dealerships” means the automobile dealerships and related business operations conducted by the Dealership Companies as identified below at the current addresses for those operations:

Dealership Name	Dealership Company	Location
Porsche North Atlanta	Woodhaven Partners, LLC	990 Manswell Rd., Roswell, GA 30076
Porsche Atlanta Northwest	Woodhaven Partners II, Inc.	2501 Windy Hill Rd. SE, Marietta, GA 30067
Lexus of Gwinnett	Tuxedo Partners, Inc.	3383 Satellite Blvd., Duluth, GA 30096
Lexus of Atlanta	Tuxedo Partners, Inc.	5955 Peachtree Industrial Blvd., Atlanta, GA 30341
Jaguar Land Rover Buckhead	Hennessy Cadillac, Inc.	3040 Piedmont Rd NE, Atlanta, GA 30305
Land Rover North Atlanta	Hennessy Cadillac, Inc.	1505 Mansell Rd., Alpharetta, GA 30009
Jaguar North Atlanta Certified Pre-Owned & Service	Hennessy Cadillac, Inc.	1505 Mansell Rd., Alpharetta, GA 30009

Dealership Name	Dealership Company	Location
Land Rover Gwinnett	Hennessy Cadillac, Inc.	3423 Old Norcross Rd., Duluth, GA 30096
Jaguar Gwinnett Certified Pre-Owned & Service	Hennessy Cadillac, Inc.	3423 Old Norcross Rd., Duluth, GA 30096
Honda of Woodstock	Valley Partners, Inc.	8931 Highway 92, Woodstock, GA 30189
Hennessy Cadillac	Hennessy Cadillac, Inc.	3377 Satellite Blvd., Duluth, GA 30096
Hennessy Ford Lincoln	Berwyn Partners, Inc.	5675 Peachtree Blvd., Atlanta, GA 30341
Hennessy Collision Center	-	5849 Peachtree Rd., Atlanta, GA 30341
Accounting Office	-	3393 Old Norcross Rd., Duluth, GA 30096

2.Definition of “Hennessy Domain Names and Social Media Accounts”. The following definition of “Hennessy Domain Names and Social Media Accounts” shall be added to Appendix 1 of the Purchase Agreement in alphabetical order:
““Hennessy Domain Names and Social Media Accounts” means the domain names and social media accounts set forth on Schedule 2.01(a)(v), and any other domain names and social media accounts including the name “Hennessy” and reasonable derivatives thereto owned, used or licensed by or purported to be owned, used or licensed by a Dealership Company and used or held for use in the Business.”

3.Definition of “Hennessy IP”. The definition of “Hennessy IP” set forth in Appendix 1 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
““Hennessy IP” means the marks, including trademarks, word marks, copyrights, service marks, logos, domain names (other than the Hennessy Domain Names and Social Media Accounts), or tradenames, including the name “Hennessy” and reasonable derivatives thereto, including any stylized formats of the foregoing and trade dress, copyrights and/or artwork related thereto, in each case, that are not Operating Assets.”

4.Updated Schedules. Schedules 2.01(a)(v) (Purchased Intellectual Property) and Schedule 7.14(a)(3) (Social Media Accounts) shall be replaced in their entirety with the Schedule 2.01(a)(v) and Schedule 7.13(a)(3) attached hereto.
5.Section 2.01(a)(v) (Purchased IP). Section 2.01(a)(v) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“(v) the Intellectual Property owned, used or licensed by or purported to be owned, used or licensed by a Dealership Company and all right, title and interest that any Seller has in or to any Intellectual Property used or held for use in the Business, including those set forth on Schedule 2.01(a)(v) and the Hennessy Domain Names and Social Media Accounts (all of the foregoing, the “Purchased IP”);”

6.Section 2.02(k) (Hennessy IP). Section 2.02(k) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“(k) the Hennessy IP (other than the Hennessy Domain Names and Social Media Accounts);”

7.Section 2.03 (Payment Terms). The second sentence of Section 2.03 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“Notwithstanding anything to the contrary herein, the amount of the Operations Purchase Price payable on the Closing shall be adjusted, and the Buyer shall receive a credit against such purchase price, for the aggregate value of the Restricted Stock Grants made by the Buyer, which amount will in no event exceed $2,000,000.”

8.New Section 11.22. A new Section 11.22 shall be added to the Purchase Agreement:

“Section 11.22    Post-Closing Removal of Personal Property. Notwithstanding anything to the contrary contained herein, Sellers shall have the right, for a period of fourteen (14) days following the Closing Date (the “Removal Period”), to enter the Real Estate Property for the purpose of removing any office furniture, personal belongings, and other items of personal property owned by Seller that were not conveyed to Buyer as part of the transaction contemplated hereby, specifically, but not limited to, all office furniture belonging to Steve Hennessy located at Porsche Atlanta Northwest. During the Removal Period, Seller shall conduct all removal activities during normal business hours, upon reasonable prior notice, and in a manner that does not unreasonably interfere with, impact or disrupt the operations of Buyer’s business or materially damage the Real Estate Properties.”

9.New Section 11.23. A new Section 11.23 shall be added to the Purchase Agreement:

“Section 11.23    Post-Closing Use of Accounting Office. Sellers shall have the right to occupy a space, including leaving equipment or other property, in the Accounting Office located at 3393 Old Norcross Road, until the earlier of (a) the date that Sellers’ new office is ready for Sellers to move into post-Closing and (b) the date that is six months following the Closing Date (the “Shared Space Period”). Sellers’ use of such space shall be in a manner that does not unreasonably interfere with, impact or disrupt the operations of Buyer’s business or materially damage the Real Estate Properties and shall be consistent with Sellers’ use of such space as of immediately prior to the Closing.”

10.New Section 11.24. A new Section 11.24 shall be added to the Purchase Agreement:

“Section 11.24 Transfer of Trade Names. The Sellers and the Buyer shall cooperate and use their respective commercially reasonable efforts to effect the transfer of all trade names included in the Purchased IP (including all trade name registrations set forth on Schedule 2.01(a)(v)) from the applicable Seller to the Buyer, effective as of the Closing Date (or as promptly as practicable thereafter to the extent any such transfer cannot reasonably be completed on the Closing Date). Such cooperation shall include, without limitation, the preparation, execution and filing of all applications, terminations, transfer documents and other instruments with the applicable county, state or other Governmental

Authority as may be necessary or appropriate to evidence and effectuate the transfer of such trade names to the Buyer. It is acknowledged and agreed that such transfer of trade names containing the name “Hennessy” remains subject to the terms and conditions of the Trademark License Agreement.”

11.No Other Amendments. Except as amended by the terms and provisions of this Amendment, the terms and provisions of the Purchase Agreement remain in full force and effect as set forth therein. If any of the terms or provisions of this Amendment are inconsistent with the terms and provisions of the Purchase Agreement, the terms and provisions of this Amendment shall control.

12.Dispute Resolution; Governing Law; Consent to Jurisdiction and Venue; Jury Waiver. The provisions of Section 15.09, 15.10 and 15.11 of the Purchase Agreement shall govern the matters set forth herein and any disputes related to the same.

13.Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An emailed or electronically transmitted executed counterpart of this Amendment shall be sufficient to evidence the binding agreement of each party to the terms herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year written below each party’s signature.

SELLERS:

MANAGEMENT COMPANY: Hennessy Automobile Companies, Inc. By: /s/ Peter R. Hennessy Name: Peter R. Hennessy Title: Chief Executive Officer	COLLISION CENTER COMPANY: Telalee Partners, Inc. By: /s/ Peter R. Hennessy Name: Peter R. Hennessy Title: President
DEALERSHIP COMPANIES:

Woodhaven Partners, LLC

By: /s/ Peter R. Hennessy
Name: Peter R. Hennessy
Title: Manager

Woodhaven Partners II, Inc.

By: /s/ Peter R. Hennessy
Name: Peter R. Hennessy
Title: President

Hennessy Cadillac, Inc.

By: /s/ Peter R. Hennessy
Name: Peter R. Hennessy
Title: Vice President

Tuxedo Partners, Inc.

By: /s/ Peter R. Hennessy
Name: Peter R. Hennessy
Title: President

Valley Partners, Inc.

By: /s/ Peter R. Hennessy
Name: Peter R. Hennessy
Title: President

Berwyn Partners, Inc.

By: /s/ Peter R. Hennessy
Name: Peter R. Hennessy
Title: Vice President

REAL ESTATE COMPANIES:
Hennessy Cadillac, Inc. By: /s/ Peter R. Hennessy Name: Peter R. Hennessy Title: Vice President	Valley Partners Real Estate, LLC By: /s/ Peter R. Hennessy Name: Peter R. Hennessy Title: Manager

Tuxedo Real Estate Partners, LLC

By: /s/ Peter R. Hennessy
Name: Peter R. Hennessy
Title: Manager

Tuxedo Real Estate Partners II, LLC

By: /s/ Peter R. Hennessy
Name: Peter R. Hennessy
Title: Manager

Honda Parking, LLC

By: /s/ Peter R. Hennessy
Name: Peter R. Hennessy
Title: Manager

5849 Peachtree Road, LLC

By: /s/ Peter R. Hennessy
Name: Peter R. Hennessy
Title: Manager

Woodhaven Partners Real Estate, LLC

By: /s/ Peter R. Hennessy
Name: Peter R. Hennessy
Title: Manager

2501 Windy Hill Rd, LLC

By: /s/ Peter R. Hennessy
Name: Peter R. Hennessy
Title: Manager

Woodhaven Partners Real Estate II, LLC

By: /s/ Peter R. Hennessy
Name: Peter R. Hennessy
Title: Manager

Gwinnett Parking, LLC

By: /s/ Peter R. Hennessy
Name: Peter R. Hennessy
Title: Manager

PRINCIPAL 1: /s/ Peter R. Hennessy Peter R. Hennessy PRINCIPAL 2: /s/ Mark W. Hennessy Mark W. Hennessy PRINCIPAL 3: /s/ Stephen R. Hennessy Stephen R. Hennessy	BUYER: Group 1 Automotive, Inc. By: /s/ Gillian Hobson Name: Gillian Hobson Title: Senior Vice President